Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107507) of MDC Partners Inc. and subsidiaries (the “Company”) of our reports dated March 15, 2007, relating to the consolidated financial statements, the consolidated financial statements Schedule II, and the effectiveness of MDC Partners Inc. internal control over financial reporting which appear in this Form 10-K.

/s/BDO SEIDMAN, LLP

New York, New York
March 15, 2007